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                                                                    EXHIBIT 10.5

                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT


         This SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT (the "Agreement") is entered into by and between SILVERLEAF RESORTS, INC. a Texas corporation ("Silverleaf"), and THOMAS C. FRANKS ("Executive"), for the purpose of setting forth the terms and provisions of a supplemental executive retirement plan provided to the Executive in connection with the Executive's employment with Silverleaf. Silverleaf and the Executive may be collectively referred to at times in this Agreement as the "Parties" and individually as the "Party".



                                   ARTICLE I.

                          ASSOCIATION AND RELATIONSHIP

         Section 1.1. GENERAL EMPLOYMENT COMPENSATION. The Executive is currently employed by Silverleaf pursuant to which Silverleaf has agreed to primarily compensate the Executive by payment of an annual base salary, as adjusted from time to time (the "Base Compensation").

         Section 1.2. ADDITIONAL COMPENSATION FOR RETIREMENT. Silverleaf has further agreed to provide the Executive with certain additional compensation to be used by the Executive to establish an investment account for the sole benefit of the Executive to provide funds for the Executive's eventual retirement. In accordance therewith, Silverleaf hereby agrees to pay to the Executive the additional compensation set forth in this Agreement.



                                  ARTICLE II.

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PAYMENTS

         Section 2.1. ADDITIONAL COMPENSATION. Silverleaf hereby agrees to pay to the Executive additional compensation equal to twelve percent (12%) of the Executive's Base Compensation, effective as of August 1, 2000, with the payments being paid to the Executive in semi-monthly


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payments at the same time as Silverleaf's regular payroll payments and the first payment being due for the semi-monthly period ending August 15, 2000 (the "Supplemental Executive Retirement Plan Compensation").

         Section 2.2. USE OF AFTER-TAX PROCEEDS. The Executive hereby agrees to invest and maintain the after-tax proceeds of the Supplemental Executive Retirement Plan Compensation in a separate fund in the Executive's name to provide funds for the Executive's future retirement (the "Executive Investment Fund"). The Executive further agrees to invest all after-tax earnings of the Executive Investment Fund in the Executive Investment Fund. The selection and management of the investments of the Executive Retirement Fund shall be in the sole and absolute control of the Executive.

         Section 2.3. REPORTS TO SILVERLEAF. The Executive shall furnish at least quarterly reports to Silverleaf establishing the maintenance and continuation of the Executive Investment Fund in accordance with the terms of this Agreement. The failure of the Executive to comply with the terms of this Section or the Executive's failure to maintain the Executive Investment Fund in whole or in part shall automatically eliminate any obligation on the part of Silverleaf to pay any additional Supplemental Executive Retirement Plan Compensation under this Agreement to the Executive.



                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS

         Section 3.1. TERMINATION. This Agreement and Silverleaf's obligations hereunder shall also terminate in the event either of the following events occur: (i) the Executive's employment by Silverleaf is terminated; or (ii) termination of this Agreement by mutual agreement of the Executive and Silverleaf.



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         Section 3.2. WAIVER OF BREACH. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any Party.

         Section 3.3. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         Section 3.4. NOTICE PROVISIONS. Any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been effectively given and received on the date personally delivered to the respective Party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed as follows:

                  (a) SILVERLEAF ADDRESS: Notice shall be addressed to Silverleaf as follows:

                        SILVERLEAF RESORTS, INC.
                        Attention:  Robert E. Mead
                        1221 Riverbend Drive, Suite 120
                        Dallas, TX 75247

                  (b) EXECUTIVE ADDRESS: Notice shall be addressed to the Executive as follows:

                         THOMAS C. FRANKS
                         1221 Riverbend Dr., Ste. 120
                         Dallas, TX 75247

                  (c) CHANGE OF ADDRESS: Any Party may change its address by delivering a written change of address to the other Party in the manner set forth in this Section. In the event a Party changes its address and fails to deliver to the other Party a written change of address, the address listed above shall be deemed sufficient for notice purposes.



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         Section 3.5. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the Parties and supersedes all prior understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement. No amendment, modification, or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and duly executed by all Parties.

         Section 3.6. SEVERABILITY OF PROVISIONS. If any term or provision of this Agreement is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

         Section 3.7. HEADINGS. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

         Section 3.8. APPLICABLE LAW. This Agreement shall be governed exclusively by the laws of the State of Texas.

         Section 3.9. ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other Party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.



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         Section 3.10.  EFFECTIVE DATE.  This Agreement is executed on the dates set opposite the signatures below, but shall be effective as set forth in
Section 2.1.


                                    SILVERLEAF:

                                    SILVERLEAF RESORTS, INC.
                                    A Texas corporation


August 24, 2000                     By: /s/ ROBERT E. MEAD
                                        ---------------------------------------
                                        ROBERT E. MEAD, Chief Executive Officer


                                    EXECUTIVE:



August 24, 2000                     /s/ THOMAS C. FRANKS
                                    -------------------------------------------
                                    THOMAS C. FRANKS






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